Exhibit 99.2
Supplemental Tables

The following table displays our consolidated results of operations for the three-month and six-month periods ended June 30, 2011 and 2010.

Income Statement:	Three Months Ended June 30,		Six Months Ended June 30,
(In Thousands)	2011	2010	2011	2010
Revenues
Net premiums written (1)	$172,196	$128,749	$295,355	$248,185
Net premiums earned	$152,210	$117,082	$266,414	$231,390
Investment income, net of investment expenses	27,741	28,291	54,804	56,259
Realized investment gains
Other-than-temporary impairment charges	—	(117)	—	(459)
All other realized gains	1,124	2,463	3,777	5,531
Total realized investment gains	1,124	2,346	3,777	5,072
Other income	729	295	885	418
Total Revenues	$181,804	$148,014	$325,880	$293,139

Benefits, Losses and Expenses
Losses and loss settlement expenses	$135,811	$72,757	$211,993	$141,120
Increase in liability for future policy benefits	7,880	7,375	16,062	13,765
Amortization of deferred policy acquisition costs	43,732	27,922	69,778	54,438
Other underwriting expenses	14,720	10,973	30,777	20,186
Interest on policyholders’ accounts	10,657	10,647	21,327	21,448
Total Benefits, Losses and Expenses	$212,800	$129,674	$349,937	$250,957

Income (loss) before income taxes	(30,996)	18,340	(24,057)	42,182
Federal income tax expense (benefit)	(13,082)	4,409	(11,953)	9,138
Net income (loss)	$(17,914)	$13,931	$(12,104)	$33,044
(1) The Statutory Financial Measures section of our July 26, 2011 press release defines data prepared in accordance with statutory accounting practices, which is a comprehensive basis of accounting other than U.S. GAAP.

The following table displays our consolidated financial condition at June 30, 2011 and December 31, 2010.

Balance Sheet:	June 30, 2011	December 31, 2010
(In Thousands)
Total invested assets:
Property and casualty segment	$1,284,623	$947,176
Life insurance segment	1,582,787	1,535,722
Total cash and investments	3,044,824	2,662,955
Total assets	3,621,934	3,007,439
Future policy benefits and losses, claims and loss settlement expenses	$2,369,465	$1,992,421
Total liabilities	2,917,161	2,291,015
Net unrealized investment gains, after-tax	$115,104	$102,649
Total stockholders’ equity	704,773	716,424

Property and casualty insurance statutory capital and surplus (1) (2)	$575,201	$594,308
Life insurance statutory capital and surplus (2)	160,082	158,379
(1) Because United Fire & Casualty Company owns United Life Insurance Company, the property and casualty insurance statutory capital and surplus includes life insurance statutory capital and surplus and therefore represents our total consolidated statutory capital and surplus.
(2) The Statutory Financial Measures section of our July 26, 2011 press release defines data prepared in accordance with statutory accounting practices, which is a comprehensive basis of accounting other than U.S. GAAP.

The following tables display our net premiums written by line of business for the three-month and six-month periods ended June 30, 2011 and 2010.

	Three Months Ended June 30,		Six Months Ended June 30,
(In Thousands)	2011	2010	2011	2010
Net Premiums Written
Commercial lines:
Other liability (1)	$34,736	$32,414	$65,029	$61,562
Fire and allied lines (2)	49,612	26,121	75,560	51,703
Automobile	35,595	26,001	59,976	50,441
Workers’ compensation	14,745	12,967	29,984	26,567
Fidelity and surety	5,044	5,519	8,539	9,570
Miscellaneous	234	213	460	435
Total commercial lines	$139,966	$103,235	$239,548	$200,278

Personal lines:
Fire and allied lines (3)	$10,399	$6,611	$16,220	$12,179
Automobile	5,024	3,874	8,985	7,511
Miscellaneous	245	138	384	257
Total personal lines	$15,668	$10,623	$25,589	$19,947
Reinsurance assumed	3,393	3,241	4,616	3,998
Total	$159,027	$117,099	$269,753	$224,223
(1) “Other liability” is business insurance covering bodily injury and property damage arising from general business operations, accidents on the insured’s premises and products manufactured or sold.
(2) “Fire and allied lines” includes fire, allied lines, commercial multiple peril and inland marine.
(3) “Fire and allied lines” includes fire, allied lines, homeowners and inland marine.

The following tables display our premiums earned, losses and loss settlement expenses and loss ratio by line of business for the three-month periods ended June 30, 2011 and 2010.

Three Months Ended June 30,
Unaudited	2011			2010
(In Thousands)	Premiums Earned	Losses and Loss Settlement Expenses Incurred	Loss Ratio	Premiums Earned	Losses and Loss Settlement Expenses Incurred	Loss Ratio
Commercial lines
Other liability	$29,021	$10,629	36.6%	$28,507	$13,104	46.0%
Fire and allied lines	44,270	67,009	151.4	24,460	19,482	79.6
Automobile	29,891	17,697	59.2	23,216	16,653	71.7
Workers’ compensation	13,457	11,668	86.7	11,628	7,505	64.5
Fidelity and surety	3,844	28	0.7	4,297	2,273	52.9
Miscellaneous	208	168	80.8	197	9	4.6
Total commercial lines	$120,691	$107,199	88.8%	$92,305	$59,026	63.9%

Personal lines
Fire and allied lines	$9,789	$17,310	176.8%	$6,108	$5,758	94.3%
Automobile	4,918	4,107	83.5	3,616	3,076	85.1
Miscellaneous	222	101	45.5	116	(49)	(42.2)
Total personal lines	$14,929	$21,518	144.1%	$9,840	$8,785	89.3%
Reinsurance assumed	3,389	1,407	41.5%	3,251	442	13.6%
Total	$139,009	$130,124	93.6%	$105,396	$68,253	64.8%

The following tables display our premiums earned, losses and loss settlement expenses and loss ratio by line of business for the six-month periods ended June 30, 2011 and 2010.

Six Months Ended June 30,
Unaudited	2011			2010
(In Thousands)	Premiums Earned	Losses and Loss Settlement Expenses Incurred	Loss Ratio	Premiums Earned	Losses and Loss Settlement Expenses Incurred	Loss Ratio
Commercial lines
Other liability	$56,950	$21,810	38.3%	$56,721	$31,945	56.3%
Fire and allied lines	68,168	86,677	127.2	48,844	39,281	80.4
Automobile	52,585	31,355	59.6	46,226	30,483	65.9
Workers’ compensation	25,095	21,559	85.9	22,846	11,783	51.6
Fidelity and surety	7,905	19	0.2	8,976	2,482	27.7
Miscellaneous	411	385	93.7	399	45	11.3
Total commercial lines	$211,114	$161,805	76.6%	$184,012	$116,019	63.0%

Personal lines
Fire and allied lines	$16,036	$19,509	121.7%	$12,087	$7,825	64.7%
Automobile	8,662	5,970	68.9	7,083	5,957	84.1
Miscellaneous	345	103	29.9	203	(76)	(37.4)
Total personal lines	$25,043	$25,582	102.2%	$19,373	$13,706	70.7%
Reinsurance assumed	4,616	14,402	312.0%	3,990	2,156	54.0%
Total	$240,773	$201,789	83.8%	$207,375	$131,881	63.6%